Exhibit 10.25

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (“Agreement”) is made this 21 st day of July 2004 (the “Effective Date”) by and between Elan Pharmaceuticals, Inc., a Delaware corporation (hereinafter “Licensor”), and Acorda Therapeutics, Inc., a Delaware corporation (hereinafter “Licensee”).

WHEREAS, Licensor is the owner of the Product Trademarks;

WHEREAS, the Parties hereto desire that Licensee use the Product Trademarks on the terms and conditions hereinafter set forth; and

WHEREAS, capitalized terms used and not defined herein shall have the meanings assigned to those terms in the Asset Purchase Agreement dated as of July 21, 2004 by and between Licensor and Licensee (the “Asset Purchase Agreement”).

NOW, THEREFORE, in consideration of the promises and covenants contained herein and for good and valuable consideration, the Parties agree as follows:

1.                                       LICENSE:  The Licensor hereby grants to Licensee an exclusive, royalty-free license, with the right to sublicense, to use the Product Trademarks solely for the purposes of importing Products into the Territory and using, modifying, exploiting, researching, distributing, developing, marketing, selling, offering for sale and otherwise commercializing Products in the Territory.  The license granted herein shall not include a right to use the Corporate Names.

2.                                       USE OF PRODUCT TRADEMARKS:  Licensee agrees to use the Product Trademarks only in connection with the Products and in compliance with reasonable quality standards and specifications.  Licensee agrees to correctly use the trademark symbol TM or registration symbol ® in connection with the Product Trademarks.

3.                                       RIGHT TO INSPECT:  Licensee shall submit to Licensor upon request, no more than once per calendar year, one specimen sample of the Products and of all materials bearing the Product Trademarks to enable Licensor to determine whether the Product Trademarks are being used in compliance with Section 2.

4.                                       OWNERSHIP: Licensee agrees that, as between the parties hereto and their Affiliates, ownership of the Product Trademarks (and any goodwill relating thereto) shall remain vested in Licensor during the period of this Agreement, and Licensee further agrees not to challenge, contest or question the validity of such ownership of the Product Trademarks at any time during the Term of this Agreement.

5.                                       INDEMNIFICATION: Each of Licensor and Licensee hereby acknowledges that it is aware of the indemnification provisions of Article XI of the Asset Purchase Agreement and the applicability of such provisions (subject to their terms) to the marketing and sale of the Products.

6.                                       TERM:  This Agreement shall remain in effect from the Effective Date until the consummation of the Trademark Purchase (as defined in the Asset Purchase Agreement).

7.                                       CHOICE OF LAW:  This Agreement shall be governed by and construed under the laws of the State of New York without regard to conflict of law principles thereunder.

8.                                       WAIVER:  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not in the alternative.

9.                                       SEVERABILITY: If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to the terms of such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the parties herein.

10.                                 COUNTERPARTS:  This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.                                 ENTIRE AGREEMENT: This Agreement (together with the documents referred to herein) contains the entire agreement between the parties with respect to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

12.                                 INDEPENDENT CONTRACTORS:  Licensor and Licensee shall for all purposes be independent contractors, and this Agreement and/or the performance of the obligations hereunder shall not create any relationship in which one party or its employees, agents or representatives, are to be employees, agents, partners, joint venturers or representatives of the other party.  Consequently, neither party nor its employees, agents and representatives has any power or right to bind the other party, to settle any claim by or against such party, to give any warranty or make any claim or representation on behalf of such party or to subject such party to any obligation or liability, of any kind, unless expressly authorized by such party in writing.

13.                                 AMENDMENT:  This Agreement may be amended, supplemented or modified only by a written instrument duly executed by each party hereto.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto execute this Agreement by their duly authorized representative on the date set forth above.

ELAN PHARMACEUTICALS, INC.	ACORDA THERAPEUTICS, INC.

/s/ Jack Laflin	/s/ Ron Cohen
Signature	Signature

Jack Laflin	Ron Cohen
Print Name	Print Name

Executive Vice President, Global	President and CEO
Position Core Services	Position

Date	Date